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                                                                   EXHIBIT 10.27




                                  May 12, 1998




Mr. Zachary T. Nelson
Networks Associates, Inc.
2805 Bowers Avenue
Santa Clara, CA 95051

                  RE: CHANGE IN CONTROL ARRANGEMENT

Dear Zach:

         Pursuant to our recent discussions, this letter sets forth the terms of your change in control arrangement (the "AGREEMENT") with Networks Associates, Inc. (the "COMPANY").

         A. TRANSFER OF CONTROL.

                        1. Definition. A "TRANSFER OF CONTROL" shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

                           a. The direct or indirect sale or exchange by the
stockholders of the Company of all or substantially all of the voting stock of the Company wherein the stockholders of the Company immediately before such sale or exchange do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such sale or exchange, owns the Company either directly or indirectly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such sale or exchange;

                           b. a merger or consolidation wherein the stockholders
of the Company immediately before such merger or consolidation do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such merger or consolidation, owns the Company either directly or indirectly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such merger or consolidation;

                           c. the sale, exchange, or transfer of all or
substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations (the "TRANSFEREE CORPORATION(S)")) wherein the stockholders of the Company immediately before such sale,


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exchange, or transfer retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which owns the Transferee Corporation(s) either directly or through one or more subsidiaries), as least a majority of the beneficial interest in the voting stock of the Transferee Corporation(s) immediately after such event); or

                           d. a liquidation or dissolution of the Company.

                        2. Effect on Options. Notwithstanding any provisions to the contrary contained in any stock option agreement between the Company and you, in the event of a Transfer of Control all options held by you shall be vested in full and immediately exercisable, to the extent such stock options remain outstanding and unexercised, as of the date ten (10) days prior to the date of the Transfer of Control whether or not the acquiring corporation has agreed to assume or substitute substantially equivalent options for the acquiring corporation's stock for such outstanding options. The exercise or vesting of any option that was permissible solely by reason of this Section 6 shall be conditioned upon the consummation of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the option agreement evidencing such option except as otherwise provided in such option agreement.

         B. INTERPRETATION: This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

         C. ASSIGNMENT: In view of the personal nature of the services to be performed under this Agreement by you, you shall not have the right to assign or transfer any of your rights, obligations or benefits under this Agreement.

         D. MODIFICATION: This Agreement may only be modified or amended by a supplemental written agreement signed by you and an authorized member of the Board.


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         Please sign this letter on the space provided below to acknowledge your acceptance of the terms of this Agreement.

                                  Sincerely,

                                  NETWORKS ASSOCIATES, INC.


                                  By: /s/ WILLIAM L. LARSON
                                    -------------------------------------------
                                       William L. Larson, President and
                                       Chief Executive Officer

I agree to and accept the terms and conditions set forth in this Agreement.

            Date: May 12, 1998
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                                /s/ ZACHARY T. NELSON
                                -----------------------------------------------
                                Zachary T. Nelson


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